UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2018

Blue Dolphin Energy Company
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100

Houston, Texas 77002

(Address of principal executive office and zip code)

(713) 568-4725

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on September 26, 2017, Blue Dolphin Energy Company (“Blue Dolphin”), its wholly owned subsidiary Lazarus Energy, LLC (“LE”) and their affiliates Lazarus Energy Holdings, LLC and Jonathan Carroll (collectively, the “Lazarus Parties”) entered into a Letter Agreement with GEL Tex Marketing, LLC (“GEL”), effective September 18, 2017 (the “Letter Agreement”). Among other matters, the Letter Agreement confirmed the parties’ agreement to the continuation of the hearing on confirmation of the final award in the arbitration proceedings between LE and GEL for a period of time (the “Continuance Period”), subject to the terms of the Letter Agreement, in order to facilitate settlement discussions between the parties.

On March 26, 2018, the Lazarus Parties and GEL entered into a sixth amendment to the Letter Agreement (the “Amendment”), which extended the Continuance Period through April 30, 2018, in order to facilitate ongoing discussions. An additional $500,000.00 was paid to GEL on March 26, 2018, which amount has been applied to reduce the balance of the final award.

Under the Amendment, the Lazarus Parties, including Blue Dolphin, remain prohibited from making any pre-payments on indebtedness through the end of the extended Continuance Period other than in the ordinary course of business as described in the Letter Agreement. Additionally, the Lazarus Parties will continue to suspend, during the Continuance Period, payments to Jonathan Carroll pursuant to certain previously disclosed guaranty fee agreements between Mr. Carroll and certain subsidiaries of Blue Dolphin. As previously disclosed, the terms of the guaranty fee agreements were amended in April 2017 to reflect payments 50% in cash and 50% in Blue Dolphin common stock, and subsequently, Mr. Carroll agreed to accept the initial payment under the amended and restated guaranty fee agreements, which occurred in May 2017, 100% in Blue Dolphin common stock. Jonathan Carroll has received no cash payments since August 2016 and no common stock payments since May 2017 under the amended and restated guaranty fee agreements.

Blue Dolphin continues to be unable to provide any assurance as to whether negotiations with GEL will result in a settlement or as to the potential terms of any such settlement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2018

Blue Dolphin Energy Company

/s/ JONATHAN P. CARROLL

Jonathan P. Carroll

Chief Executive Officer, President,

Assistant Treasurer and Secretary

(Principal Executive Officer)